UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 15, 2007
Interpharm Holdings, Inc.
(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRSEmployer Identification No.)

75 Adams Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(631) 952 0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.01and 8.01 Notice of Failure to Satisfy a Continued Listing Rule and Other Events

In its Current Report on Form 8-K and Form 8-K/A filed with the SEC on October 12 and 15, 2007, respectively, Interpharm Holdings, Inc.’s (“Holdings”) disclosed that as a result of negotiations with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division , Holdings was unable to file its Form 10-K by its due date of October 15, 2007. Holdings filed its 10-K on November 15, 2007.

The trading of Holdings’ common stock on the American Stock Exchange (“AMEX”) has been halted since October 16, 2007 as a result of its failure to file its Form 10-K. Because of delays in the completion of its Form 10-K, Holdings will be late in the filing of its Form 10-Q for the quarter ended September 30, 2007. Holdings has advised the AMEX that the filing of its Form 10-Q will be late and has been advised that AMEX will continue the trading halt until the Form 10-Q is filed or sufficient financial information is disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

November 15, 2007	By:	/s/ Peter Giallorenzo.
Peter Giallorenzo
Chief Financial Officer and Chief Operating Officer